EXHIBIT 21.1

The Sherwin-Williams Company

The following is a list of subsidiaries of The Sherwin-Williams Company, omitting subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of February 1, 2025.

Domestic

State of
Subsidiary	Incorporation

Acquire Sourcing, LLC	DE
Comex North America, Inc.	DE
Contract Transportation Systems Co.	DE
CTS National Corporation	DE
Sherwin-Williams International Holdings LLC	DE
Sherwin-Williams Leasing, Inc.	DE
SWIMC LLC	DE
The Sherwin-Williams US Licensing Company	DE
Valspar Specialty Paints Holding Corporation	DE
Valspar Specialty Paints, LLC	DE
Sherwin-Williams Realty Holdings, Inc.	IL
SWI Company	NV
The Sherwin-Williams Acceptance Corporation	NV
165 Kirkwood Road Corp.	NJ
Omega Specialty Products & Services LLC	OH
SWSE Holdings, Inc.	OH
The Sherwin-Williams Foundation[1]	OH
The Sherwin-Williams Headquarters Company	OH
The Sherwin-Williams Manufacturing Company	OH
Purdy International Corporation	OR
SW Insurance Company, LLC	VT

1 The Sherwin-Williams Foundation is a 501(c)(3) organization and is not included within the consolidated financial statements of The Sherwin-Williams Company.

Foreign

Country of
Subsidiary	Incorporation

Sherwin-Williams Argentina I.y C.S.A.	Argentina
Sherwin-Williams Aruba VBA	Aruba
Sherwin-Williams (Australia) Pty Ltd	Australia
The Valspar (Australia) Corporation Pty Ltd	Australia
Valspar Automotive Australia Pty Limited	Australia
Isocoat Tintas e Vernizes Ltda	Brazil
Sherwin-Williams do Brasil Industria e Comericio Ltda.	Brazil
Sherwin-Williams Canada Inc.	Canada
Sherwin-Williams Cayman Islands Limited	Cayman Islands
Sherwin-Williams Chile, S.A.	Chile
EPS (Shanghai) Trading Co., Ltd.	China
Guangdong Valspar Paints Manufacturing Company Limited	China
Guangdong Huarun Paints Co., Ltd.	China
ICA Zhongshan Ltd.	China
Klumpp Coatings (Shanghai) Co., Ltd.	China
Sherwin-Williams (Nantong) Company Ltd.	China
Sherwin-Williams (Shanghai) Ltd.	China
Valspar (Shanghai) Management Co., Ltd.	China
Valspar Coatings (Shanghai) Co. Ltd.	China
Valspar Industrial Coatings (Guangdong) Co., Ltd.	China
Sherwin Williams Colombia S.A.S.	Colombia
Sherwin-Williams (Caribbean) N.V.	Curacao
Sherwin-Williams Czech Republic Spol. s r.o.	Czech Republic
Sherwin-Williams Denmark A/S	Denmark
Pinturas Condor S.A.	Ecuador
Powdertech OU	Estonia
The Valspar (Finland) Corporation Oy	Finland
Inver France SAS	France
Sherwin-Williams France Finishes SAS	France
The Valspar (France) Corporation SAS	France
The Valspar (France) Research Corporation SAS	France
The Valspar (Nantes) Corporation SAS	France
Gross & Perthun GmbH	Germany
ICA Deutschland Lacke GmbH	Germany
Inver GmbH	Germany
Klumpp Coatings GmbH	Germany
ON Verwaltungs GmbH	Germany
Oskar Nolte GmbH	Germany
Sherwin-Williams Coatings Deutschland GmbH	Germany
SIC Holding GmbH	Germany

Valspar Industries GmbH	Germany
Inver East Med S.A.	Greece
ICA China Company Ltd.	Hong Kong
The Valspar (Asia) Corporation Limited	Hong Kong
Valspar (Asia) Industrial Holdings Limited	Hong Kong
Valspar (Asia) Trading Holdings Limited	Hong Kong
Valspar Coatings Industrial Holding Co., Limited	Hong Kong
Valspar Huarun Coatings Holding Co., Limited	Hong Kong
Valspar Paints (China) Company Limited	Hong Kong
Valspar (India) Coatings Corporation Private Limited	India
P.T. Friedrich Klumpp Woodcoatings	Indonesia
PT Sherwin-Williams Indonesia	Indonesia
PT Valspar Indonesia	Indonesia
Sherwin-Williams (Ireland) Limited	Ireland
ICA S.p.A.	Italy
Inver S.p.A.	Italy
Isva Vernici S.r.l.	Italy
Sherwin-Williams Italy S.r.l.	Italy
Sherwin-Williams (West Indies) Limited	Jamaica
Sherwin-Williams Jersey Limited	Jersey
UAB Sherwin-Williams Baltic	Lithuania
Sherwin-Williams Coatings S.à r.l.	Luxembourg
Sherwin-Williams Luxembourg S.à r.l.	Luxembourg
Sherwin-Williams Services (Malaysia) Sdn. Bhd.	Malaysia
The Valspar (Malaysia) Corporation Sdn Bhd	Malaysia
Compania Sherwin-Williams, S.A. de C.V.	Mexico
Productos Quimicos y Pinturas, S.A. de C.V.	Mexico
Quetzal Pinturas, S.A. de C.V.	Mexico
Valspar Aries Coatings, S.de R.L. de C.V.	Mexico
EPS B.V.	Netherlands
Forton B.V.	Netherlands
Valspar B.V.	Netherlands
The Valspar (New Zealand) Corporation Limited	New Zealand
Sherwin-Williams Norway AS	Norway
Sherwin-Williams Peru S.R.L.	Peru
ICA Polska Sp. z o.o.	Poland
Inver Polska Sp. z o.o.	Poland
Sherwin-Williams Poland Sp. z o.o	Poland
Sherwin-Williams Portugal, Unipessoal, Lda	Portugal
Inver Industrial Coatings Srl	Romania
Sherwin-Williams Balkan S.R.L.	Romania
Piton Paints Limited	Saint Lucia
Valspar D.o.o Beograd	Serbia
The Valspar (Singapore) Corporation Pte. Ltd.	Singapore

The Valspar (South Africa) Corporation Proprietary Limited	South Africa
Valspar (South Africa) Proprietary Limited	South Africa
ICA Iberia Sau	Spain
Oskar Nolte Woodcoatings Spain SL	Spain
Sherwin-Williams Spain Coatings S.L.U.	Spain
Sherwin-Williams Sweden AB	Sweden
The Valspar (Switzerland) Corporation AG	Switzerland
Taiwan Valspar Co., Ltd.	Taiwan
Sherwin-Williams (Thailand) Co., Ltd.	Thailand
Oskar Nolte Woodcoatings Ağaϛ Kaplama San. Ltd. Şti	Turkey
Valspar Turkey Boya Sanayi A.S.	Turkey
Sherwin-Williams Middle East Paints L.L.C.	United Arab Emirates
Phoenix Fire Technologies (UK) Limited	United Kingdom
Sherwin-Williams UK Limited	United Kingdom
The Valspar (UK) Funding Corporation Limited	United Kingdom
The Valspar (UK) Holding Corporation Limited	United Kingdom
Pinturas Industriales S.A.	Uruguay
The Valspar (Uruguay) Corporation S.A.	Uruguay
Klumpp Coatings Vietnam Ltd.	Vietnam
Sherwin-Williams (Vietnam) Limited	Vietnam
The Valspar (Vietnam) Corporation Ltd.	Vietnam
Phoenix Fire Protection (Asia) Limited	Virgin Islands, British